Exhibit 99.1

Evine Live Inc. Becomes iMedia Brands, Inc.

Stock Ticker Symbol Changed to IMBI

MINNEAPOLIS, MN – July 16, 2019 – iMedia Brands, Inc. (NASDAQ: IMBI) announced today the Company’s name change from Evine Live Inc. (NASDAQ: EVLV) to iMedia Brands, Inc. is complete. In addition, the Company announced that on July 17th its common stock will be transferred from the Nasdaq Global Select Market to the Nasdaq Capital Market and its shares will begin to trade under the symbol “IMBI” at the opening of business on July 17, 2019.

Tim Peterman, CEO of iMedia Brands, Inc., said, “This is an exciting time for our company. With our growing portfolio of leading television and web service offerings, it became clear we needed our company name to better represent our growth strategy of building additional leading niche entertainment and shopping destinations in all forms of media that will engage our customers imagination.”

About the Transfer to Nasdaq Capital Market

The Company is now being afforded an additional 180-day grace period, or until January 12, 2020, to regain compliance with the Nasdaq's minimum bid price requirement. In order to regain compliance, the minimum bid price per share of its common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period. If the Company fails to regain compliance during this grace period, the common stock will be subject to delisting by Nasdaq. The Company has provided written notice of its intention to cure the minimum bid price deficiency during the second grace period by effecting a reverse stock split, if necessary.

About iMedia Brands, Inc.

iMedia Brands, Inc. (NASDAQ: IMBI) is a global interactive media company that manages a growing portfolio of niche, lifestyle television networks and web service businesses, primarily in North America, for both English speaking and soon Spanish speaking audiences and customers. Its brand portfolio spans multiple business models and product categories and includes ShopHQ, iMedia Web Services and soon to be launched Bulldog Shopping Network and LaVenta Shopping Network.

Please visit www.imediabrands.com for more investor information.

Contacts

Media:
Elizabeth Buhn
press@imediabrands.com
(952) 943-6646

Investors:
Michael Porter
mporter@imediabrands.com
(952) 943-6517

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding expected change in stock market listing, change in ticker symbol, a potential reverse stock split and expectations about future niche advertising and eCommerce offerings, are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): certain required approvals of the Nasdaq Stock Market and the board of directors, costs and execution of a niche advertising and eCommerce strategy, variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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